UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2018

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2018, SeaSpine Holdings Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Piper Jaffray & Co. (“Piper Jaffray”) to sell shares of its Common Stock, par value $0.01 (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which Piper Jaffray will act as sales agent.
The offer and sale of the Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-213089), the base prospectus contained therein, dated August 24, 2016, and a prospectus supplement related to the ATM Offering, dated May 11, 2018.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
The Company is not obligated to sell any shares under the Distribution Agreement. Subject to the terms and conditions of the Distribution Agreement, Piper Jaffray will use commercially reasonable efforts to sell on the Company’s behalf all of the common stock requested to be sold by the Company, consistent with its normal trading and sales practices, upon the Company’s instructions, including any price, time or size limits specified by the Company. Piper Jaffray’s obligations to sell shares under the Distribution Agreement are subject to the satisfaction of certain conditions. The Company will pay Piper Jaffray a commission of 3.0% of the aggregate gross proceeds from each sale of shares occurring pursuant to the Distribution Agreement, if any, and has agreed to provide Piper Jaffray with customary indemnification and contribution rights. The Company has also agreed to reimburse Piper Jaffray for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Distribution Agreement.
The Distribution Agreement may be terminated by Piper Jaffray or the Company at any time upon written notice to the other party. The Company has also agreed pursuant to the Distribution Agreement to indemnify and provide contribution to Piper Jaffray against certain liabilities, including liabilities under the Securities Act.
The foregoing description of the terms of the Distribution Agreement is subject to, and qualified in its entirety by, the Distribution Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The legal opinion of DLA Piper LLP (US), counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d)    The following exhibits are filed with this Current Report:

Exhibit No.	Exhibit Description
5.1	Opinion and Consent of DLA Piper LLP (US)
10.1	Equity Distribution Agreement, dated May 11, 2018, by and between SeaSpine Holdings Corporation and Piper Jaffray & Co.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel

Date:	May 11, 2018